                                                                    Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Registration Statement Nos. 33-70878, 33-94350, 333-05737, 333-20029-02, 333-24577, 333-37733 and 333-70933
on Form S-8 and 333-20029-01, 333-49079 and 333-70943 on Form S-3 of Watson
Pharmaceuticals, Inc. of our report dated February 5, 1999 with respect to the consolidated financial statements of TheraTech, Inc. appearing in this Annual Report on Form 10-K of Watson Pharmaceuticals, Inc. for the year ended December 31, 1999.


/s/ ERNST & YOUNG LLP


Salt Lake City, Utah
March 29, 2000